Exhibit 99.1

CELEBRITY CHEF SCOTT CONANT AND KISSES FROM ITALY PROUDLY INTRODUCE THEIR EXCITING NEW CONCEPT AND BRAND NAME

“THE PONTE SAN'GWICH SHOPPE & ITALIAN DELI SM”

MIAMI, FL / ACCESSWIRE / May 25, 2023 / Kisses From Italy Inc. (OTCQB:KITL), a publicly listed U.S.-based company, restaurant chain operator, franchisor, and product distributor with locations in the United States, Canada, and Europe and business partner and celebrity Chef, Scott Conant, today proudly introduced their new restaurant, brand name and concept. This new concept results from the recently formed strategic alliance between the two parties.

Kisses From Italy will align their forces with Scott Conant, Food Network celebrity, two-time James Beard Award-winning chef, and cookbook author. Franchise sales and development will be spearheaded by Fransmart, led by Dan Rowe, founder and CEO of Fransmart, a worldwide leader in the global franchise development market and current advisor to Kisses From Italy. The new brand will be wholly-owned and housed under the Kisses From Italy umbrella.

Mr. Conant , commented, “I’m thrilled to finally share the name of our new fast-casual brand in partnership with Kisses From Italy: The Ponte San’gwich Shoppe & Italian Deli SM. The Ponte name is inspired by the tight-knit Italian community, nicknamed “Pontes,” who lived in my neighborhood where I was born and raised in Waterbury, Connecticut. They were a group of ex-pats from Pontelandolfo, Italy that settled in the States in the late 1930’s. The camaraderie that they fostered, and many years spent around the kitchen table with my own family will always conjure up nostalgic and fond memories for me.

In particular, the East Coast style of Italian American heroes or “san’gwiches” as my entire extended family lovingly refers to them, have been a staple in my life since early childhood. Whenever I’m back on the East Coast, I’ll automatically crave one because they are my ultimate comfort food! I know others feel the same way and that’s why we wanted to build this San’gwich Shoppe and Italian Deli to bring that old-school Italian-American flavor to more people, but with a service-forward approach. The Ponte will embody the three tenets of any project that I’m working on – honesty, integrity, and soul. I’m so thankful to Kisses From Italy for bringing this vision to life and for the opportunity to showcase it to a broader audience.

While we can’t reveal everything yet, here are some San’gwiches from the menu that I’m super excited about:

•	Crispy Chicken Cutlet with burrata & broccoli rabe pesto;

•	Beef Short Rib with caramelized onions, horseradish & fontina cheese; and

•	“Old Country” Hero with prosciutto, mortadella, salami, provolone & Italian vinaigrette.

The best part is any of these San’gwiches can be ordered “Gavone-Style”, which is an overstuffed hero if you’re feeling ravenous. House-made breads will include traditional hero rolls, focaccia, and gluten-free hero rolls. Market salads will round out the menu along with other Ponte products and Italian-centric goods. In the early mornings, espresso and fresh pastries will be served in true Italian-style for people to congregate and relax before starting their day.

From a design perspective, the interior build-out will be inspired by post World War II Italy. The intention is to construct a hoodless, ventless kitchen so we can create a platform for growth while decreasing the overhead cost of new builds. Lastly, I’m a firm believer that the food should be the follow-up to the dining experience – meaning impeccable, warm service will be the key differentiator in establishing a loyal following at The Ponte. I can’t wait to hit the ground running in New York City very soon.”

Claudio Ferri, co-CEO, CIO, and co-founder of Kisses From Italy, commented, “To say that the team is excited about the next steps is an absolute understatement. Seeing everything coming together is very motivating and inspiring. The team has already had some great meetings with the Fransmart team. Recently, Scott and I met in person in New York City with Richard Kave of Lee and Associates. The discussions revolved around the ideal site(s) we need to launch the brand in this amazing city. We believe that Richard and his team are the go-to people when discussing the Manhattan/New York area. Richard gave me a crash course on the New York real estate market, and I am sure the whole team agrees when I say that we could not be happier that Lee & Associates NYC has agreed to work with us.” Ferri added, “In the flow of the daily hustle, it is easy to forget that our team is the source of our strength; from our employees to our legal team and everyone else that helps our Company move forward daily. We cannot thank everyone enough that is involved in the evolution of Kisses From Italy. Once again, a very special thank you to Dan Rowe from Fransmart for introducing Kisses From Italy to Scott and bringing everyone together. Long-term fundamental growth based on integrity will always be at the center of our current and future moves.”

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Michele Di Turi, President, co-CEO, and co-founder of Kisses From Italy, also commented, “This is a truly pivotal moment for Kisses From Italy and our partnership with Scott and the new brand The Ponte San’gwich Shoppe & Italian Deli SM. Our vision and goals embody everything we love about the traditions and culture of the old country. Claudio and I are children of immigrants who came over on the ships in the early to mid-sixties. One thing that ties our team with Scott is that we all grew up surrounded by these wonderful traditions and flavors from the recipes brought over from Italy. More importantly, it is sharing these wonderful memories and creating new ones with our guests and future generations that will visit us at The Ponte San’gwich Shoppe & Italian Deli SM.” Di Turi exclaimed, “You’d better be ready to be fed as you’ve never been fed before!”

Following the recent announcement of the new strategic alliance between Kisses From Italy and Scott Conant with franchise industry giant Fransmart, the parties will begin the necessary steps for a first location and full franchise rollout.

Stay tuned for more to come.

About Chef Scott Conant

Scott Conant is a two-time James Beard Award-winning chef, cookbook author, and TV personality. With a career spanning more than 35 years, Conant brings a deft touch and unwavering passion to creating culinary experiences with thoughtful hospitality and soulful cuisine. His portfolio of acclaimed restaurants includes Mora Italian (Phoenix, AZ), The Americano (Scottsdale, AZ and Atlanta, GA), and Cellaio at Resorts World Catskills (Monticello, NY). He has also published four cookbooks: New Italian Cooking, Bold Italian, The Scarpetta Cookbook, and his newest and most personal book to date, Peace, Love, and Pasta: Simple and Elegant Recipes from a Chef’s Home Kitchen, which launched in September 2021. Conant has been a popular presence on Food Network throughout the years, becoming a fan favorite as a recurring judge on Chopped since 2009 and frequent co-host of Beat Bobby Flay. As Chef Conant embarks on new opportunities, he looks forward to continuing to share his enduring philosophy that emphasizes the beauty of simplicity. For more information, visit ScottConant.com.

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About Fransmart

Fransmart is a global leader in franchise development, selling over 5,000 franchises worldwide and turning emerging restaurant concepts into national and global brands for 20 years. Company founder Dan Rowe identified and grew brands like Five Guys Burgers & Fries, QDOBA Mexican Grill, and The Halal Guys from 1-5 unit businesses to the powerhouse chains they are today. Fransmart's current and past franchise development portfolio brands have opened thousands of restaurants globally. Fransmart and their partner brands are committed to franchise development growth. For more information, visit www.fransmart.com.

About Lee & Associates NYC

The New York office of Lee & Associates provides a full array of corporate advisory and commercial real estate services, including office and retail brokerage, sales and investments, and project and property management. The firm has more than 60 real estate professionals in its 845 Third Avenue information is available at www.leeassociatesnyc.com.

Established in 1979, Lee & Associates is the largest broker owned commercial real estate company in North America with 72 offices serving most major market in the US and Canada. Through its over 1200 real estate professionals the firm provides superior market intelligence in office, industrial, retail, investment, and appraisal to meet the specialized needs of our clients. For the latest news from Lee & Associates, visit lee-associates.com or follow us on Facebook, LinkedIn, Twitter and Linkour company blog.

About Kisses From Italy Inc.

Kisses From Italy Inc. is a U.S.-based restaurant chain operator, franchisor, and product distributor with locations in North America and Europe. The Company offers a quick-service menu and a unique take on traditional Italian delicacies with an All-American flair. Kisses From Italy offerings include sandwiches, salads, Italian roasted coffee, coffee-related beverage, and an array of other products. In November of 2020, Kisses From Italy launched its retail branded products for distribution stores across Canada. Currently, our products are being offered in grocery stores and retail food stores.

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The Company operates three corporate-owned stores and two franchised locations in the U.S. and Canada. It successfully commenced operations in May 2015 with the opening of its flagship location in Ft. Lauderdale at 3146 NE 9th St. The Company opened its inaugural European location in Ceglie del Campo, Bari, Italy in October of 2019. In September of 2019, Kisses From Italy Inc. was approved by FINRA to trade its common stock and was approved for up-listing by the OTC Markets Group to the OTCQB in mid-October 2019 under the ticker symbol KITL.

Forward-Looking Statements

This press release may contain forward-looking statements, which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. These risks and uncertainties are further defined in filings and reports by the Company with the Securities and Exchange Commission ("SEC"). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the SEC. Reference is hereby made to cautionary statements set forth in the Company's most recent SEC filings, which are available at www.sec.gov as well as the Company's website at www.kissesfromitaly.com. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results.

For more information, please visit www.kissesfromitaly.com

Contact Information:

Kisses From Italy Inc.

305-423-7129

info@kissesfromitaly.com

SOURCE: Kisses From Italy Inc.

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